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                                                                      EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT


HealthCare COMPARE  Corp.:

We consent to the incorporation by reference in the Registration Statements of HealthCare COMPARE Corp. on Form S-8 (file numbers - 33-26639, 33-26640, 33-43806, 33-43807, 33-87986 and 33-62747) of our reports dated February 17,
1997 appearing in and incorporated by reference in the Annual Report on From 10-K of HealthCare COMPARE Corp. for the year ended December 31, 1996.





Deloitte & Touche LLP
Chicago, Illinois

March 27, 1997